United States
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549-1004


                                FORM 8 - K
                              CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): April 18, 2001



                               PITNEY BOWES INC.



                       Commission File Number: 1-3579




     State of Incorporation                IRS Employer Identification No.
            Delaware                                06-0495050





                                  World Headquarters
                           Stamford, Connecticut 06926-0700
                           Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated April 18, 2001, regarding its announcement to acquire Bell & Howell's International Mail and Messaging Technologies.

Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                            Description
-------                            -----------
(1)      Pitney Bowes Inc. press release dated April 18, 2001.




                                   Signatures
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   PITNEY BOWES INC.




April 19, 2001



                                   /s/ B.P. Nolop
                                   -----------------------------
                                   B. P. Nolop
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer)


                                   /s/ A.F. Henock
                                   -----------------------------
                                   A. F. Henock
                                   Vice President - Finance
                                   (Principal Accounting Officer)

                                                      Exhibit 1

                Pitney Bowes Agrees To Acquire Bell & Howell'S
                International Mail and Messaging Technologies

              Significantly Strengthens European and Asian Presence;
                   Positions Company for International Growth

STAMFORD, CONN., April 18, 2001 - Pitney Bowes Inc. (NYSE:PBI) has entered an agreement to acquire Bell & Howell's International Mail and Messaging Technologies (MMT) business in Europe, Africa, Middle East and Asia, for $51 million in cash. The parties expect the transaction to close sometime in the second quarter of 2001, subject to governmental approval as well as works council consultations. London-based Bell & Howell International MMT markets and services high-end mail processing, sorting and service-related products through a network of distributors and direct operations with reported revenues of $84 million in 2000.

     The acquisition provides Pitney Bowes with critical mass in key international markets, a variety of complementary products and services, and a platform for accelerated global growth in high-volume, high-value strategic mail and document management. "Acquiring Bell & Howell's International MMT business forwards our mission to provide innovative products and services that respond to the fast changing needs of global customers," said Michael J. Critelli, chairman and CEO of Pitney Bowes. "It also supports our strategic goal of expanding our overall presence and market share in non-U.S. markets. With this acquisition we expand the opportunity for our leading edge document management products, build critical mass in areas of great opportunity such as the German, French and Japanese markets, and significantly enhance our overall breadth of coverage (including direct sales and service) in growth areas such as Belgium and the Netherlands."

     The two companies are a good strategic fit. Adding Bell & Howell's International MMT development and manufacturing functions and broad international sales and service coverage to the existing capabilities of Pitney Bowes Document Messaging Technologies (DMT) group and seeking logical infrastructure synergies with Pitney Bowes Global Mailing organization creates a broadly capable, highly competitive global organization. "Brian Baxendale (president, Pitney Bowes DMT), Patrick Keddy (president, Global Mailing, Europe/Africa/Middle East) and their organizations are enthusiastic about this opportunity and convinced that it is a win for our customers and shareholders alike, " Mr. Critelli commented.

     Bell & Howell's International MMT distribution network includes operations in the U.K., Germany, Japan, France, Austria, Belgium, the Netherlands, Singapore and Switzerland as well as independent dealers in other markets. More than 300 sales and service personnel provide highly skilled customer support and deliver superior service response time for the company's 3,000 plus high-end 'document factory' mailers and mail house customers. The company's Freidberg, Germany-based manufacturing and engineering organization enhance the customer value-proposition as well. "Having manufacturing capabilities in closer proximity to our customers is key to our competitive market position and gives us the additional flexibility to respond to European and Asian customers," said Mr. Critelli.

     Pitney Bowes Document Messaging Technologies (DMT) today enjoys double digit growth in both revenue and operating profit. Though its operations have been predominantly centered in North-America, Pitney Bowes DMT leads the industry in innovative "document factory" and document management applications solutions. The company has enjoyed recent notable success in Europe, providing its Digital Document Delivery (D3) solution for two large posts and a major bank to support Web-based document delivery.

     "We give businesses a way to maximize the marketing impact of every customer communication," said Brian Baxendale, president of Pitney Bowes Document Messaging Technologies. "Through strategic application of technology, our expert professional services personnel provide the essential high-level support needed to extract top value from these strategic mail, messaging and document management processes. By refining data bases with leading-edge list cleansing and data integrity tools, increasing production efficiency through sophisticated work flow and project management, or adding practical, flexible capabilities such as selectable Web or electronic message delivery, we increase the power and reach of our customers while helping them contain costs. This drive to make the most of every asset and every contact is a critical component of good customer relationship management."

     Pitney Bowes Document Messaging Technologies has three key components:

     Document Factory Solutions provides integrated document management solutions for high-volume transactional (billing, statements, notifications) and direct mail marketplaces in which large volume applications are managed with a "manufacturing" mindset to enhance productivity. These integrated hardware and software systems (DFWorks) consist of high-speed inputs, intelligent and non-intelligent inserters, outputs, and state-of-the-art sorting systems.

     Incoming Messaging Solutions offers cutting edge technologies that processes incoming mail many times faster and with greater accuracy than manual methods, and support the widest range of mail and packages from postcard and letter mail to flats. The system also creates and maintains an accurate recipient "address" file and tracks and reports on operations to enhance workflow management.

     Pitney Bowes DocSense serves business-to-consumer, business-to-business and internal messaging markets, delivering advanced solutions for efficient creation, distribution and management of a variety of documents in either paper or digital format, including bills, statements and payments.

     "At Bell & Howell's International MMT unit, our mission has been to exceed our customers' expectations in terms of product, service and software," said Mike Muller, the company's managing director who will stay on with Pitney Bowes. "Over the years we have deployed leading edge products and software in the market and our service organization is clearly among the best in the industry. By adding cutting edge Pitney Bowes Document Messaging Technologies functionality to our core offerings and leveraging our solid sales, service and support expertise, we will continue to exceed customer expectations as well as build an organization that provides our associates opportunities for professional growth. I look forward to working with both Mr. Baxendale's Document Messaging Technologies organization and Pitney Bowes Global Mailing's EAME group (Europe, Africa, Middle East) under Patrick Keddy to expand our solutions and broaden our markets."


About Pitney Bowes
------------------
Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes in more than 130 countries through dealer and direct operations. For additional information about Pitney Bowes, please visit our website at www.pitneybowes.com.
                                   --------------------

About Bell & Howell
-------------------
Bell & Howell Co., with headquarters in Ann Arbor, Mich., is a leading information solutions and services provider to industries worldwide. In each of its businesses, the company transforms information through software and services, helping its customers operate more effectively and efficiently. For high volume mailers, Bell & Howell Mail and Messaging Technologies develops and markets turnkey solutions that transform routine mailings (e.g. statements and invoices) into highly targeted paper- and electronic-based customer communications. For more information on Bell & Howell Mail and Messaging
Technologies       businesses,       call       800/220-3030       or      visit
http://bellhowell.mailmessaging.com. Additional information on Bell & Howell Co. can be found at http://www.bellhowell.com.